UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2006

The Cooper Companies, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California		94588
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 460-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On April 15, 2005, John D. Fruth, a director of The Cooper Companies, Inc. (the “Company”), Shiloh Investments, LLC, a limited liability company in which Mr. Fruth is the managing and sole member, two charitable remainder trusts for which Mr. Fruth is the trustee and sole beneficiary and The Fruth Family Foundation, a charitable corporation in which Mr. Fruth is the sole director and shareholder, entered into sales plans under Rule 10b5-1 of the Securities Exchange Act of 1934 with Morgan Stanley & Co. Incorporated as reported on Form 8-K on April 21, 2005.

On April 12, 2006 these plans were amended to provide for the sale, in accordance with the applicable terms and limitations set forth in the plans, of collectively up to 250,000 shares in any three month period (to the extent not used in a particular three month period, this allowance will be carried forward), and 1,354,235 shares in total, during the two-year period commencing May 1, 2005 and ending on the earlier of the date all such shares have been sold pursuant to the plans or April 30, 2007. As of the date of the amendments, 500,000 shares have been sold under the plans and 500,000 shares have been carried forward in accordance with the terms of the plans.

The plans are intended to comply with rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows officers and directors of public companies to buy or sell specified amounts of their company’s stock over a set period of time. The specified number of shares sold may be determined pursuant to a formula or may be at the discretion of a third party, so long as such person is not aware of material non-public information. A director or officer may enter into a Rule 10b5-1 plan at a time when he or she is not in possession of any material, nonpublic information, and subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plan from being executed. Under the Company’s insider trading program, a Rule 10b5-1 plan generally may not be adopted during a blackout period.

Mr. Fruth and such related entities received their shares of the Company in exchange for shares of Ocular Sciences, Inc. in the January 6, 2005 merger of Ocular into a subsidiary of the Company. The plans are in accordance with the Voting Agreement entered into between Mr. Fruth and the Company in connection with the merger, in which Mr. Fruth agreed to limit his transfers or sales of Company common stock for a three year period following the merger and so long as he remained a director of the Company. The Voting Agreement was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.
(Registrant)

Date April 25, 2006		/s/ Carol R. Kaufman
(Signature)
	Name:	Carol R. Kaufman
	Title:	Senior Vice President of Legal Affairs, Secretary and
Chief Administrative Officer